EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Merisel, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-444605 pertaining to the Merisel, Inc. 401(k) Retirement Plan of our report dated June 28, 2005, relating to the financial statements and supplemental schedule of Merisel, Inc. 401(k) Plan (the “Plan”) appearing in the Plan’s Annual Report on Form 11-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP

New York, New York
June 29, 2005